                                                                  EXHIBIT 4-175
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                           THE DETROIT EDISON COMPANY
                                      AND
                             BANKERS TRUST COMPANY
                                                              TRUSTEE

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                         FOURTH SUPPLEMENTAL INDENTURE
                          DATED AS OF AUGUST 15, 1995

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                  SUPPLEMENTING THE COLLATERAL TRUST INDENTURE
                           DATED AS OF JUNE 30, 1993

                                 PROVIDING FOR

                     8.50% QUARTERLY INCOME DEBT SECURITIES
                   ("QUIDS") (JUNIOR SUBORDINATED DEFERRABLE
                         INTEREST DEBENTURES, DUE 2025)

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     FOURTH SUPPLEMENTAL INDENTURE, dated as of the 15th day of August 1995, between THE DETROIT EDISON COMPANY, a corporation organized and existing under the laws of the State of Michigan (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation, having its principal office in The City of New York, New York, as trustee (the "Trustee");

     WHEREAS, the Company has heretofore executed and delivered to the Trustee a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture"), as supplemented by a First Supplemental Indenture dated as of June 30, 1993, a Second Supplemental Indenture dated as of September 15, 1993 and a Third Supplemental Indenture dated as of August 15, 1994 (the "Prior Supplemental Indentures") providing for the issuance by the Company from time to time of its secured notes (the "Secured Securities"); and

     WHEREAS, the Company now desires to provide for the issuance of a series of its unsecured, subordinated debt securities pursuant to the Original Indenture; and

     WHEREAS, the Company intends hereby to designate a series of debt securities which shall not have the benefit of the provisions of Article Four of the Original Indenture and the other related provisions of the Original Indenture relating to the grant of security and which shall have the terms and variations from the provisions of the Original Indenture as set forth herein; and

     WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture, including Section 1001 thereof, and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fourth Supplemental Indenture to the Original Indenture as permitted by Sections 201 and 301 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issue of, a series of its debt securities under the Original Indenture, which shall be known as the 8.50% Quarterly Income Debt Securities (the "QUIDS") (Junior Subordinated Deferrable Interest Debentures Due 2025); and

     WHEREAS, all things necessary to make such debt securities, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Fourth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

     NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of debt securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fourth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:

                                  ARTICLE ONE
                             Definitions and Other
                       Provisions of General Application

     SECTION 101. Definitions. Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

     "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located, are authorized or obligated by or pursuant to law or executive order to close.

     "Capital Stock" means any and all shares of the Company's Preferred Stock, Preference Stock or Common Stock or any other equity securities of the Company.

     "Payment Obligation", when used with respect to Senior Indebtedness, means an obligation stated in an agreement, instrument or lease to pay money (whether for principal, premium, interest, sinking fund, periodic rent, stipulated value, termination value, liquidated damages or otherwise), but excluding an obligation to pay money in respect of fees of, or as payment or reimbursement for expenses incurred by or on behalf of, or as indemnity for losses, damages, taxes or other indemnity claims of any kind owed to, any holder of Senior Indebtedness or other party to such agreement, instrument or lease.

     "Senior Indebtedness" means each of the following, whether outstanding on the date hereof or hereafter created, incurred or assumed:

          (a) any Payment Obligation of the Company in respect of any indebtedness, directly or indirectly, created, incurred or assumed (i) for borrowed money or (ii) in connection with the acquisition of any business, property or asset (including securities), other than any account payable or other indebtedness created, incurred or assumed in the ordinary course of business in connection with the obtaining of materials or services;

          (b) any Payment Obligation of the Company in respect of any lease that would, in accordance with generally accepted accounting principles, be required to be classified and accounted for as a capital lease;

          (c) any Payment Obligation of the Company in respect of any interest rate exchange agreement, currency exchange agreement or similar agreement that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof;

          (d) any Payment Obligation of the Company in respect of any agreement relating to the acquisition (including a sale and buyback) or lease (including a sale and leaseback) of real or personal property that provides for payment (whether or not contingent) over a period or term (including any renewals or extensions) longer than one year from the execution thereof;

          (e) any Payment Obligation of any Subsidiary or of others of the kind described in the preceding clauses (a) through (d) assumed or guaranteed by the Company or for which the Company is otherwise responsible or liable; and

          (f) any amendment, renewal, extension or refunding of any Payment Obligation described in the preceding subparagraphs (a) through (e);

unless in the agreement, instrument or lease in which any such Payment Obligation is stated it is expressly provided that such Payment Obligation is not senior in right of payment to the QUIDS.

     SECTION 102. Section References. Each reference to a particular section set forth in this Supplemental Indenture shall, unless the context otherwise requires, refer to this Fourth Supplemental Indenture.

                                  ARTICLE TWO
                          Title and Terms of the QUIDS

     SECTION 201. Title of the QUIDS. This Fourth Supplemental Indenture hereby establishes a series of QUIDS, which shall be known as the Company's 8.50% Quarterly Income Debt Securities (Junior Subordinated Deferrable Interest Debentures, Due 2025) (referred to herein as the "QUIDS"). For purposes of the Original Indenture, the QUIDS shall constitute a single series of Securities. The stated maturity of the QUIDS will be September 30, 2025.

     SECTION 202. Variations from the Original Indenture. Notwithstanding the provisions of the Original Indenture, the QUIDS shall be without benefit of any security and shall be subordinated to Senior Indebtedness as and to the extent provided in Article Four of this Supplemental Indenture. The QUIDS shall not have the benefit of the provisions of Article Four of the Original Indenture and shall not have the benefit of, or be subject to, the other related provisions of the Original Indenture relating to the grant of security, including (for avoidance of doubt and not for purposes of limitation) the Granting Clause, the definitions of "Deliverable Mortgage Bonds," Deliverable Securities," "Designated Mortgage Bonds," "Grant," "Mortgage," "Mortgage Bonds," "Mortgage Trustee," "Previously Delivered Mortgage Bonds," and "Trust Estate," Section 301(20), Sections 301(a)(v), (ix), (x) and (xi), Sections 301(b)(ii) and (iii),
Section 301(d), and Sections 601(4) and (8).

     SECTION 203. Amount and Denominations; DTC. The aggregate principal amount of QUIDS that may be issued under this Fourth Supplemental Indenture is limited to $49,877,700. The QUIDS shall be issuable only in fully registered form and, as permitted by Sections 301 and 302 of the Original Indenture, in denominations of $25 and integral multiples thereof. The QUIDS will initially be issued under a book-entry system, registered in the name of The Depository Trust Company, as depositary ("DTC"), or its nominee, who is hereby designated as "U.S. Depository" under the Original Indenture.

     Section 204. Interest Rate and Interest Payment Dates. (a) The QUIDS will bear interest at the rate of 8.50% per annum from August 15, 1995 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period; provided, however, that the QUIDS will bear interest at the rate of 7.75% per annum from and including July 15, 1995 to but excluding August 15, 1995 and from and after August 15, 1995 at the rate of 8.50% per annum. Interest on the QUIDS will be payable quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year (each an "Interest Payment Date"), commencing September 30, 1995 to the persons in whose names the QUIDS are registered at the close of business on the relevant record date for such interest installment, which will be one Business Day prior to the relevant Interest Payment Date or, in the case of a Deferral Period (as described herein), one Business Day prior to the Interest Payment Date for such Deferral Period (each a "Record Date"); provided, however, that, in the event that any Interest Payment Date shall not be a Business Day, then interest shall be payable on the next day that is a Business Day (but without interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day without reduction in amount due to such early payment (and in which case the relevant Record Date shall be on the Business Day immediately preceding such Interest Payment Date), in each case with the same force and effect as if made on such Interest Payment Date, subject to certain rights of deferral described in Section 204(b) hereof.

     The amount of interest payable any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarterly interest period, will be computed on the basis of the actual number of days elapsed in such period.

     (b) The provisions of Section 204(a) notwithstanding, the Company shall have the right at any time, on one or more occasions so long as an Event of Default with respect to the QUIDS has not occurred and is not continuing, to extend any interest payment period on the QUIDS for a period (a "Deferral Period") not to exceed 20 consecutive quarterly interest payment periods; provided that the date on which such Deferral Period ends must be an Interest Payment Date and must be no later than September 30, 2025 or any date on which any QUIDS are fixed for redemption. On the Interest Payment Date at the end of the Deferral Period, the Company shall pay all interest then accrued and unpaid, which shall be compounded quarterly at the rate of interest on the QUIDS (except to the extent prohibited by law) to the date of payment, to the persons in whose names the QUIDS are registered on the Record Date for such Deferral Period. The Company shall give the Holders of the QUIDS notice of its election to defer interest payments or to extend the Deferral Period ten Business Days prior to the earlier of (1) the next scheduled quarterly payment date and (2) the date the Company is required to give notice of the record date of such related interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to the Holders of the QUIDS, but in any event not less than two Business Days prior to such record date. During the Deferral Period the Company shall not declare or pay any dividend on or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock or make any guaranty payment with respect to the foregoing, other than redemptions of any series of Capital Stock of the Company pursuant to the terms of any sinking fund provisions with respect thereto. During any Deferral Period, the Company may not
(i) make any distributions, loans or guarantees for the benefit of, (ii) purchase, defease, redeem or otherwise acquire or retire for value any securities of or (iii) make any other investment in, any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, for the purpose of, or to enable the payment of, directly or indirectly, dividends on any equity securities of DTE Holdings, Inc. and its successors or assigns. During any Deferral Period, the Company may continue to extend the interest payment period by extending the Deferral Period, on one or more occasions, by notice given as aforesaid in this paragraph (b), provided that such Deferral Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Deferral Period, as extended, exceed 20 consecutive quarterly interest payment periods or extend beyond September 30, 2025 or any date on which QUIDS are fixed for redemption. No interest shall be due and payable during a Deferral Period except at the end thereof.

     SECTION 205. Redemption of QUIDS. The QUIDS shall not be redeemable prior to June 30, 1998. Thereafter, upon notice given by mailing the same, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, any or all of the QUIDS may be redeemed by the Company, at its option, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the QUIDS to be redeemed plus accrued and unpaid interest thereon to the date fixed for redemption.

     SECTION 206. Form of QUIDS. Attached hereto as Exhibit A is a form of the definitive QUIDS.

                                 ARTICLE THREE
                   Additional Events of Default and Covenants

     SECTION 301. Inapplicability of Certain Events of Default. The Events of Default set forth in Sections 601(4) and 601(8) of the Original Indenture shall not apply to the QUIDS. The omission by the Company to pay interest on the QUIDS during a Deferral Period as permitted by Section 204 shall not constitute an Event of Default under Section 601(1) of the Original Indenture.

                                  ARTICLE FOUR
                             Subordination of Quids

     SECTION 401. QUIDS Subordinate to Senior Indebtedness. The Company for itself, its successors and assigns, covenants and agrees, and each Holder of QUIDS issued, whether upon original issue or upon transfer or assignment thereof, by its acceptance thereof likewise covenants and agrees, that the payment of principal of and interest on each and all of the QUIDS is hereby expressly subordinated, to the extent and in the manner hereinafter in this Article set forth, in right of payment to the prior payment in full of all existing and future Senior Indebtedness of the Company.

     SECTION 402. Payments to Securityholders. (a) Upon (i) any acceleration of the principal amount due on the QUIDS or (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest, if any, due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money or money's worth in accordance with its terms, before any payment is made on account of the principal of or interest on the indebtedness evidenced by the QUIDS, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of the

Company of any kind or character, whether in cash, property or securities, to which the Holders of the QUIDS under the terms of this Supplemental Indenture would be entitled, except for the provisions hereof, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions hereof upon the Senior Indebtedness and the holders thereof with respect to the QUIDS and the Holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders of the QUIDS if received by them, directly to the holders of Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of Senior Indebtedness held by such holder) or their representatives, to the extent necessary to pay all Senior Indebtedness (including interest thereon) in full, in money or money's worth, in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the indebtedness evidenced by the QUIDS. The consolidation of the Company with, or a merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another Person upon the terms and conditions provided in Section 901 of the Original Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 402(a).

     (b) In the event that any payment or distribution of assets of the Company of any kind or character not permitted by Section 402(a), whether in cash, property or securities, shall be received by the Trustee or the Holders of QUIDS before all Senior Indebtedness is paid in full, or provision made for such payment, in accordance with its terms, upon written notice to the Trustee or, as the case may be, such Holder, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the Trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness. Nothing in this

Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 706 of the Original Indenture. In addition, nothing in this Article shall prevent the Company from making or the Trustee from receiving or applying any payment in connection with the redemption of the QUIDS if the first publication of notice of such redemption (whether by mail or otherwise in accordance with this Supplemental Indenture) has been made, and the Trustee has received such payment from the Company, prior to the occurrence of any of the contingencies specified in this Section 402.

     (c) No payment on account of principal of or interest on the QUIDS shall be made unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any Senior Indebtedness has been made or duly provided for in money or money's worth in accordance with the terms of such Senior Indebtedness. No payment on account of principal or interest on the QUIDS shall be made if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking fund or interest with respect to any Senior Indebtedness, or
(ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof and upon written notice thereof given to the Trustee, with a copy to the Company (the delivery of which shall not affect the validity of the notice to the Trustee), and such event of default shall not have been cured or waived or shall not have ceased to exist, provided, however, that if the holders of the Senior Indebtedness to which the default relates have not declared such Senior Indebtedness to be immediately due and payable within 180 days after the occurrence of such default (or have declared such Senior Indebtedness to be immediately due and payable and within such period have rescinded such declaration of acceleration), then the Company shall resume making any and all required payments in respect of the QUIDS (including any missed payments). Only one payment blockage period under the immediately preceding sentence may be commenced within any consecutive 365-day period with respect to the QUIDS of any series. No event of default which existed or was continuing on the date of the commencement of any 180-day payment blockage period with respect to the Senior Indebtedness initiating such payment blockage period shall be, or be made, the basis for the commencement of a second payment blockage period by a Holder or representative of such Senior Indebtedness whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (and, in the case of any such waiver, no payment shall be made by the Company to the holders of Senior Indebtedness in connection with such waiver other than amounts due pursuant to the terms of the Senior Indebtedness as in effect at the time of such default).

     SECTION 403. Subrogation to Rights of Holders of Senior Indebtedness. From and after the payment in full of all Senior Indebtedness, the Holders of the QUIDS (together with the holders of any other indebtedness of the Company which is subordinate in right of payment to the payment in full of all Senior Indebtedness, which is not subordinate in right of payment to the QUIDS and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness until the QUIDS shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of assets or securities, which otherwise would have been payable or distributable to Holders of the QUIDS, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the QUIDS, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the QUIDS, on the one hand, and the holders of the Senior Indebtedness, on the other hand, and nothing contained herein is intended to or shall impair as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the QUIDS, the obligation of the Company, which is unconditional and absolute, to pay to the Holders of the QUIDS the principal of, premium, if any, and interest, if any, on the QUIDS as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holders of the QUIDS and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of QUIDS from exercising all remedies otherwise permitted by applicable law upon default hereunder with respect to the QUIDS subject to the rights of the holders of Senior Indebtedness, under Section 402, to receive cash, property or securities of the Company otherwise payable or deliverable to the Trustee or the Holders of the QUIDS or to a representative of such Holders, on their behalf.

     Upon any distribution or payment in connection with any proceedings or sale referred to in Section 402(a), the Trustee and each Holder of the QUIDS then Outstanding, shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution or payment to the Trustee or such Holder for the purpose of ascertaining the holders of Senior Indebtedness entitled to participate in such payment or distribution, the amount of such Senior Indebtedness or the amount payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 404. No Impairment of Subordination. Nothing contained in this Article or elsewhere in this Supplemental Indenture or the QUIDS shall prevent at any time the Company from making payments at any time of principal of or interest on the QUIDS, except under the conditions described in Section 402 or during the pendency of any proceedings or sale therein referred to.

     SECTION 405. Trustee to Effectuate Subordination. Each Holder of a Subordinated Security by his acceptance thereof, whether upon original issue or upon transfer or assignment, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

     No rights of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Trustee or any Holder of the QUIDS then Outstanding, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any such holder, with the terms, provisions and covenants of this Supplemental Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the QUIDS, without incurring responsibility to the Holders of the QUIDS and without impairing or releasing the subordination provided in this Article or the obligations of the Holders of the QUIDS to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 406. Notice to Trustee. The Company shall give prompt written notice to the Trustee in the form of an Officers' Certificate of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the QUIDS pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provisions of this Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the QUIDS pursuant to the provisions of this Article, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor at least two Business Days prior to such payment date; and, prior to the receipt of any such written notice, the Trustee, shall be entitled in all respects to assume that no such facts exist.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under the Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 407. Reliance on Certificate of Liquidating Agent. Upon any payment or distribution referred to in this Article, the Trustee, and the Holders of the QUIDS shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a dissolution, winding up or total or partial liquidation or reorganization of the Company is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the QUIDS, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 408. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of the QUIDS of any series or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

     SECTION 409. Rights of Trustee as Holder of Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.

     SECTION 410. Article Applicable to Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                  ARTICLE FIVE
                            Miscellaneous Provisions

     The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fourth Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

     Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Fourth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

     This Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                     THE DETROIT EDISON COMPANY
                                     By: /s/ L. L. Loomans
                                         -------------------------------
                                         Name: L. L. Loomans
                                         Title: Vice President and
                                         Treasurer

ATTEST:
By: /s/ Susan M. Beale
    -------------------------------
    Susan M. Beale
    Vice President and
    Corporate Secretary
(Corporate Seal)

                                     BANKERS TRUST COMPANY,
                                     as Trustee
                                     By: /s/ James McDonough
                                         -------------------------------
                                         Name: James McDonough
                                         Title: Assistant Vice President

ATTEST:
By: /s/ Scott Thiel
    -------------------------------
    Scott Thiel
    Assistant Treasurer
(Corporate Seal)

STATE OF MICHIGAN)
                             )  :
COUNTY OF WAYNE              )

     On the 18th day of August 1995, before me personally came L. L. Loomans, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of THE DETROIT EDISON COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and he signed his name thereto by like authority.

                                           -------------------------------------
                                           Judith Thun, Notary Public
                                           Wayne County, MI
                                           My Commission Expires 6-6-99
[Notarial Seal]

STATE OF NEW YORK                )
                                )  :
COUNTY OF NEW YORK              )

     On the 18th day of August 1995, before me personally came James McDonough, to me known, who, being by me duly sworn, did depose and say that he is Assistant Vice President of BANKERS TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and she signed her name thereto by like authority.

                                           -------------------------------------
                                                        Carol Allen
                                             Notary Public, State of New York
                                                      No. 24-4920187
                                                 Qualified in Kings County
                                                Commission Expires 2-16-96
[Notarial Seal]

                                                                       EXHIBIT A

                             (FORM OF FACE OF NOTE)

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR U.S. FEDERAL INCOME TAX PURPOSES. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX OID RULES TO THIS NOTE:

No. R-1                                                              $49,877,700

                           THE DETROIT EDISON COMPANY
                           8.50% JUNIOR SUBORDINATED
                         DEFERRABLE INTEREST DEBENTURE
                                    DUE 2025

              ISSUE PRICE                  ISSUE DATE                 CUSIP NO.
              ------------              ----------------              ---------
                 $25.00                 August 15, 1995               250847720

     THE DETROIT EDISON COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein referred to as the "Company", which term includes any successor corporation under the

Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Forty-nine million eight hundred seventy-seven thousand seven hundred Dollars ($49,877,700) on September 30, 2025 and to pay interest on said principal sum from July 15, 1995 until the principal hereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum during such overdue period; provided however that registered holder of this Debenture ("Note") will receive interest at a rate of 7.75% per annum from and including July 15, 1995 to but excluding August 15, 1995 and from and after August 15, 1995 at the rate of 8.50% per annum. Interest on this Note will be payable quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year (each such date, an "Interest Payment Date"), commencing September 30, 1995.

     The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full quarterly interest period, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day without reduction in the amount due to such early payment (and in which case the relevant Record Date shall be on the Business Day immediately preceding such Interest Payment Date), in each case with the same force and effect as if made on such date, subject to certain rights of deferral described below. A "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions located in the State of Michigan or in the state in which the principal corporate trust office of the Trustee is located are authorized or obligated by or pursuant to law or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than interest payable on redemption or maturity) will, as provided in the Indenture (as defined herein), be paid to the person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the relevant record date for such interest installment, which shall be one Business Day prior to the relevant Interest Payment Date or, in the case of a Deferral Period (as defined in the Indenture), one Business Day prior to Interest Payment Date for such Deferral Period (each a "Record Date"). Interest payable on redemption or maturity shall be payable to the person to whom the principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at the close of business on the Record Date at such address as shall appear in the Security Register.

     Payment of the principal of and interest on this Note is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all existing and future Senior Indebtedness, as defined in the Indenture, of the Company and this Note is issued subject to the provisions of the Indenture with respect thereto. Each registered holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee as his or her attorney-in-fact for any and all such purposes. Each registered holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     Unless the Certificate of Authentication hereon has been executed by the Trustee or a duly appointed Authentication Agent referred to herein, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to a Collateral Trust Indenture dated as of June 30, 1993 (the "Original Indenture") duly executed and delivered between the Company and Bankers Trust Company, a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee"), as supplemented by the First Supplemental Indenture dated as of June 30, 1993, a Second Supplemental Indenture dated as of September 15, 1993, a Third Supplemental Indenture dated as August 15, 1994 and a Fourth Supplemental Indenture dated as of August 15, 1995 (together with the Original Indenture, the "Indenture") between the Company and the Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This series of Notes is limited in aggregate principal amount as specified in said Fourth Supplemental Indenture.

     Notwithstanding the provisions of the Original Indenture, this Note shall be without benefit of any security and shall be subordinated to Senior Indebtedness (as defined in the Indenture) as and to the extent provided in Article Four of said Fourth Supplemental Indenture. This Note shall not have the benefit of the provisions of Article Four of the Original Indenture and shall not have the benefit of, or be subject to, the other related provisions of the Original Indenture relating to the grant of security, including (for avoidance of doubt and not for purposes of limitation) the

Granting Clause, the definitions of "Deliverable Mortgage Bonds,"
"Deliverable Securities," "Designated Mortgage Bonds," "Grant," "Mortgage," "Mortgage Bonds," "Mortgage Trustee," "Previously Delivered Mortgage Bonds," and "Trust Estate," Section 301(20), Section 301(a)(v), (ix), (x) and (xi), Sections 301(b)(ii) and (iii), and Section 301(d). In addition, the Events of Default set forth in Sections 601(4) and 601(8) of the Original Indenture shall not apply to this Note. The omission by the Company to pay interest on this Note during a Deferral Period as permitted by Section 204 of said Fourth Supplemental Indenture shall not constitute an Event of Default under Section 601(1) of the Original Indenture.

     The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part, at any time on or after June 30, 1998 and prior to maturity at a redemption price equal to 100% of the principal amount redeemed plus the accrued and unpaid interest thereon to the date fixed for redemption. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days notice. If the Notes are only partially redeemed by the Company, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Note holder to be redeemed.

     In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the registered holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the registered holders of not less than a majority in aggregate principal amount of the outstanding Notes of each series affected at the time, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the registered holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate of or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the registered holder of each Note so affected or (ii) reduce the aforesaid percentage of Notes, the registered holders of which are required to consent to any such supplemental indenture, without the consent of the registered holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting (i) the registered holders of at least 66 2/3% in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the registered holders of the Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) the registered holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the registered holders of the Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the registered holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such registered holder and upon all future registered holders and owners of this Note and of any Note issued in exchange hereof or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rate and in the coin or currency herein prescribed.

     The Company shall have the right at any time, on one or more occasions, so long as an Event of Default has not occurred and is not continuing under the Indenture with respect to the Notes, to extend any interest payment period on this Note to a period not to exceed 20 consecutive quarterly interest payment periods and, as a consequence, the quarterly interest payment on the Notes would be deferred (but would continue to accrue with interest thereon compounded quarterly at the rate of interest on the Notes, except as provided by law) during any such Deferral Period (as defined in the Indenture). At the end of each Deferral Period, the Company shall pay all interest then accrued and unpaid (compounded quarterly, at the rate of interest on the Notes, except to the extent provided by law) to the persons in whose name the QUIDS are registered on the Record Date for such Deferral Period. In the event the Company exercises this right, the Company shall not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock (as defined in the Indenture) or make any guarantee payments with respect to the foregoing during such Deferral Period, other than redemptions of any series of Capital Stock of the Company pursuant to the terms of any sinking fund provisions with respect thereto. In addition, during any Deferral Period, the Company may not (i) make any distributions, loans or guarantees for the benefit of, (ii) purchase, defease, redeem or otherwise acquire or retire for value any securities of or (iii) make any other investment in any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, for the purpose of, or to enable the payment of, directly or indirectly, dividends on any equity security of DTE Holdings, Inc. and its successors or assigns. During any Deferral Period, the Company may continue to extend the interest payment period by extending the Deferral Period; provided that the aggregate Deferral Period, as extended, must end on an Interest Payment Date and in no event shall the aggregate Deferral Period exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Notes or any date on which any of the Notes are fixed for redemption. No interest shall be due and payable on the Notes during a Deferral Period except at the end thereof. The Company shall give the registered holders of Notes notice of its election to defer interest payments or to extend the Deferral Period ten Business Days prior to the earlier of (i) the next scheduled quarterly payment date or (ii) the date the Company is required to give notice of the record date of such related interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to the holders of the Notes, but in any event not less than two Business Days prior to such record date.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable or at such other offices or agencies as the

Company may designate, duly endorsed by or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Security Registrar or any transfer agent duly executed by the registered holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Note Registrar shall be affected by any notice to the contrary.

     The Notes of this series are issuable only in fully registered form without coupons in denominations of $25 and any integral multiple thereof. This Global
Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the registered holder surrendering the same.

     As set forth in, and subject to the provisions of, the Indenture, no registered owner of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (i) such registered owner shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, (ii) the registered owners of not less than 25% in principal amount of the outstanding Notes of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, (iii) the Trustee shall have failed to institute such proceeding within 60 days and (iv) the Trustee shall not have received from the registered owners of a majority in principal amount of the outstanding Notes of this series a direction inconsistent with such request within such 60-day period; provided, however, that such limitations do not apply to a suit instituted by the registered owner hereof for the enforcement of payment of the principal of or any interest on this Note on or after the respective due dates expressed herein, subject to deferral as set forth herein.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                              THE DETROIT EDISON COMPANY

                                              By

                                                  ------------------------------
                                                  L. L. Loomans
                                                  Vice President and Secretary

Attest:

By

    -----------------------------------------------------------
    Susan M. Beale
    Vice President and Corporate Secretary

[Corporate Seal]

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Notes described in the within-mentioned Indenture.

                                              BANKERS TRUST COMPANY
                                                   as Trustee

                                              By

                                                  ------------------------------
                                                  Authorized Signatory

                                              Date:

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

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    (Please insert Social Security or Other Identifying Number of Assignee)

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    (please print or type name and address, including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorneys to transfer the within Note on the books of the Issuer, with full power of substitution in the premises.

Dated:
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NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and NOTICE: Signature(s) must be guaranteed by a financial institution that is a member of the Securities Transfer Agents Medallion Program ("STAMP"), the Stock Exchange, Inc. Medallion Signature Program ("MSP"). When assignment is made by a guardian, trustee, executor or administrator, an officer of a corporation, or anyone in a representative capacity, proof of his or her authority to act must accompany this Note.